UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Anthem, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Online
Go to www.envisionreports.com/antm or scan the QR code — login details are located in the shaded bar below

Votes submitted electronically must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2020 (May 19 for 401(k) shares)

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Anthem, Inc. Shareholder Meeting to be Held on May 21, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report on Form 10-K are available at:

Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/antm.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of the proxy materials, you must request one. Otherwise you will not receive a paper or email copy of the proxy materials. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 7, 2020 to facilitate timely delivery.

2 N O T	C O Y

036E0F

Shareholder Meeting Notice

Anthem’s Annual Meeting of Shareholders will be held on May 21, 2020 at Anthem, Inc., 220 Virginia Avenue, Indianapolis, Indiana 46204 at 8:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2 and 3.
1.	Election of Directors:
01 - Gail K. Boudreaux
02 - R. Kerry Clark
03 - Robert L. Dixon, Jr.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2020.

The Board of Directors recommends a vote AGAINST Proposal 4.
4.	Shareholder proposal to allow shareholders owning 10% or more of our common stock to call a special meeting of shareholders.

*	In their discretion, the persons named as proxies are authorized to vote on any other business that may properly come before the 2020 Annual Meeting of shareholders or any adjournment or postponement thereof.

Anthem, Inc. Annual Meeting of Shareholders

220 Virginia Avenue, Indianapolis, Indiana 46204

Thursday, May 21, 2020

Registration and Seating Available at 7:30 a.m. Eastern Daylight Time
Meeting Begins Promptly at 8:00 a.m. Eastern Daylight Time
Please plan to arrive early as there will be no admission after the meeting begins.

Directions to Anthem, Inc. can be obtained by calling 800-985-0999 or visiting our website at www.antheminc.com under “Investors.”
To attend the meeting, please present this notice card and photo identification at the registration desk upon arrival.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the control number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—	Internet – Go to www.envisionreports.com/antm. Click “Cast Your Vote or Request Materials.”
—	Phone – Call us free of charge at 1-866-641-4276.
—	Email – Send an email to investorvote@computershare.com with “Proxy Materials Anthem” in the subject line. Include your full name and address, plus the control number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 7, 2020.